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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




 Date of Report (Date of earliest event reported)         December 19, 2003



                           CONTANGO OIL & GAS COMPANY
             (Exact Name of Registrant as Specified in Its Charter)



            DELAWARE                    000-24971             95-4079863
  (State or other jurisdiction         (Commission          (IRS Employer
        of incorporation)              File Number)       Identification No.)



                        3700 BUFFALO SPEEDWAY, SUITE 960
                              HOUSTON, TEXAS 77098
                    (Address of principal executive offices)

                                 (713) 960-1901
              (Registrant's telephone number, including area code)



                                       N/A
          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS

     On December 21, 2003, Contango Oil & Gas Company announced the signing of an agreement between ConocoPhillips and Freeport LNG Development, L.P. (Freeport
LNG), a partnership in which Contango has a 10% limited partner interest. Under the agreement, ConocoPhillips will participate in Freeport LNG's project to build a liquefied natural gas (LNG) receiving terminal on Quintana Island, near Freeport, Texas. ConocoPhillips will acquire one billion cubic feet (Bcf) per day of capacity in the terminal for its use, obtain 50% interest in the general partner of Freeport LNG, and provide construction funding presently estimated at $400-450 million. A copy of the Company's press release, dated December 21, 2003, regarding the agreement is attached as Exhibit 99.1 hereto and is incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits

     The following is a list of exhibits filed as part of this Form 8-K. Where so indicated by footnote, exhibits, which were previously filed, are incorporated by reference.

Exhibit No.     Description of Document
-----------     -----------------------

   10.1 Freeport LNG Development, L.P. Amended and Restated Limited Partnership Agreement dated February 27, 2003.

   10.2 Partnership Purchase Agreement Among Contango Sundance, Inc., Contango Oil & Gas, Cheniere, LNG, Inc. and Cheniere Energy, Inc. dated March 1, 2003.

   10.3 First Amendment, dated December 19, 2003, to Freeport LNG Development, L.P. Amended and Restated Limited Partnership Agreement dated February 27, 2003.

   99.1         Press release dated December 21, 2003.




                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           CONTANGO OIL & GAS COMPANY



Date:  December 23, 2003             By:   /s/  KENNETH R. PEAK
                                           ------------------------------------
                                           Kenneth R. Peak
                                           Chairman and Chief Executive Officer